Exhibit 99.1

[SIRVA, Inc. logo]	FOR IMMEDIATE RELEASE

news release

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

SIRVA Reports Preliminary Results for the twelve months ended December 31, 2005

CHICAGO, August 15, 2006 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced that it is in the process of finalizing both its financial results for the twelve months ended December 31, 2005 and the restatement of its 2004 Form 10-K. This process includes performing various closing procedures, as well as finalizing certain open items. The completion of these procedures could result in significant adjustments to the amounts reported in this release. Therefore, all results reported in this release should be considered preliminary until SIRVA completes these procedures, finalizes its financial results and subsequently files its 2005 Form 10-K and 2004 Form 10K/A.

The Company announced a loss from continuing operations for the twelve months ended December 31, 2005 of $256.9 million, or $3.48 per diluted share, which includes approximately $243.1 million of non-comparable items, as compared to income of $25.9 million, or $0.35 per diluted share, for the twelve months ended December 31, 2004.  Including discontinued operations, the preliminary net loss for the twelve months ended December 31, 2005 was $272.6 million, or $3.69 per diluted share, as compared to a net loss of $68.7 million, or $0.92 per diluted share, for the twelve months ended December 31, 2004.  Operating revenues were $3,679.4 million for the twelve months ended December 31, 2005, as compared to operating revenues of $3,231.7 million for the twelve months ended December 31, 2004.

Financial results presented in this release, including prior year comparisons, reflect as discontinued operations the results of businesses that were divested in 2005, principally the Transguard Insurance Group and the Pickfords Record Management subsidiary in Australia and New Zealand. Financial results for the twelve months ended December 31, 2005 include approximately $260.4 million of non-comparable items ($243.1 million within continuing operations) relating to the following:

•       $135.8 million non-cash charge in the third quarter ($118.5 million related to continuing operations) to establish a valuation allowance against the Company’s deferred tax assets.

•       $61.1 million of expenses associated with the independent and internal accounting reviews.

•       $63.5 million of restructuring expenses and non-cash impairment charges within the Company’s European operations.

Given the magnitude and non-recurring nature of these items, management believes that pro forma financial measures, which exclude these items, will facilitate a comparative evaluation of the Company’s underlying operating results. A reconciliation of operating income from continuing operations to earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations on a reported and pro-forma basis is included at the end of this release.

Preliminary Results for the Twelve Months Ended December 31, 2005

SIRVA’s revenue was $3,679.4 million for the twelve months ended December 31, 2005, an increase of $447.7 million, or 13.9 percent, from $3,231.7 million for the same period in 2004. Service revenue was $2,169.2 million for the twelve months ended December 31, 2005, an increase of $164.8 million, or 8.2 percent, from $2,004.4 million for the same period in 2004. Included in service revenue for the twelve months ended December 31, 2005 was $46.4 million related to acquisitions completed in 2004 and a $7.9 million net favorable exchange rate impact. Excluding the benefits of acquisitions and changes in exchange rates, the increase in service revenue was driven by organic growth in the Company’s Global Relocation Services and North America Moving Services segments, which offset a decline in service revenue within the Company’s Moving Services Europe and Asia Pacific segment. Home sale revenue was $1,510.2 million for the twelve months ended December 31, 2005, an increase of $282.9 million, or 23.1 percent, from $1,227.3 million for the same period in 2004.

Operating loss from continuing operations was $122.4 million for the twelve months ended December 31, 2005, as compared to operating income of $49.4 million for the same period in 2004. EBITDA from continuing operations was a loss of $79.9 million for the twelve months ended December 31, 2005, as compared to income of $90.3 million for the same period in 2004.

On a pro forma basis, operating income from continuing operations was $2.2 million for the twelve months ended December 31, 2005, a decrease of $50.1 million from $52.3 million for the same period in 2004. Excluding acquisitions and changes in exchange rates, operating income declined in each of the Company’s business segments due to both lower gross margins and higher operating expenses. Pro forma EBITDA from continuing operations for the twelve months ended December 31, 2005 was $44.7 million, within the $42 to $47 million range provided on May 15, 2006.  Pro forma EBITDA from continuing operations for the twelve months ended December 31, 2004 was $93.2 million.

Credit Facility

The Company also announced that it has amended its senior secured credit facility to, among other matters, provide greater flexibility under its financial covenants. The Company believes that it is in compliance with the covenants under its amended credit facility and expects to file the amendment in a Form 8-K on August 16, 2006.

2006 Outlook

Based on operating data through the first half, the Company expects improved operating results in 2006 across each of its operating segments.  The Company continues to experience initiation growth within in its Global Relocation business.  Total initiations grew 11% in the first six months of 2006, driven by a 26% increase in initiations [the start of the relocation process for an individual transferee] from the Company’s fixed fee product.  In addition, the UK moving market continues its recovery which, together with significant cost reduction actions, is expected to lead to an improvement in operating earnings in excess of $20 million within its Moving Services Europe and Asia Pacific segment in 2006.

However, supply and demand imbalances within the US housing market continue to negatively impact both relocation home inventory performance and moving shipment volumes.  These supply and demand imbalances resulted in an increase in days on market, which caused higher than expected fixed fee home inventory levels within certain metropolitan areas during the peak summer period.  In addition, through the first six months, moving shipments were 9% lower than 2005 levels, in line with the general interstate moving industry.  The combination of these factors is expected to reduce the Company’s EBITDA from continuing operations by approximately $10 million.  Once these supply demand imbalances are corrected, it is expected that both fixed fee inventory and moving shipment volumes will return to normal levels.

As a result of this impact in 2006, the Company now expects 2006 EBITDA from continuing operations in a range of $65 to $80 million (including $10 million of non-recurring professional fees and legal expenses).  Not included in this estimate are non-cash expenses that the Company expects to incur in 2006 related to stock compensation expense as a result of implementing FAS 123R.

Restatement of Previously Issued Financial Statements

On May 15, 2006, the Company announced that preliminary operating results for the nine months ended September 30, 2005 included $2.3 million of pre-tax charges representing the net effect of errors that the Company determined were applicable to several prior years.  In the course of finalizing its 2005 financial results, the Company identified an additional $0.4 million of pre-tax charges applicable to prior years and determined that it was appropriate to restate previously issued financial statements for the $2.7 million of errors.  The Company expects to file as soon as possible an amendment to its 2004 Form 10-K to correct these errors, as well as the previously disclosed error related to the manner in which it translated foreign currencies to measure goodwill and intangible net assets.  All financial results included herein for the twelve months ended December 31, 2004 have been restated to correct these errors.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding our results, we also routinely disclose certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”) within the meaning of Regulation G under the federal securities laws, including EBITDA. Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of our financial results. Pursuant to the requirements of Regulation G, we have provided in this release a definition and a calculation of EBITDA, and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most directly comparable GAAP measure.

Conference Call Webcast

SIRVA will hold a conference call to discuss its preliminary results for the twelve months ended December 31, 2005, on Wednesday, August 16, 2006, at 9 a.m. Eastern Time (ET). To participate in the conference call, dial (866) 257-9956 at least 10 minutes before the call begins and ask for the SIRVA conference call. A replay of the call will be available approximately one hour after the live broadcast ends and will be accessible until August 22, 2006. To access the replay, dial (800) 642-1687, and use pass code 4619548.

SIRVA’s call will also be Webcast by CCBN and can be accessed through the investor relations portion of SIRVA’s Web site at www.sirva.com. It also will be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at www.streetevents.com. A replay of the call will be available through the investor relations portion of SIRVA’s Web site starting at 1 p.m. ET on August 16.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world. The Company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and title insurance. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees and moving individual consumers. The Company operates in more than 40 countries with more than 5,000 employees and an extensive network of agents and other service providers. SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Business Risks” and other risks described in our 2004 Annual Report on Form 10-K. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

SIRVA, INC.

Consolidated Statements of Operations

(Unaudited)

(In millions, except per share amounts)	For the Years Ended December 31,
		Restated	Restated
	2005	2004	2003
Revenues:
Service revenue	$2,169.2	$2,004.4	$1,759.0
Home sale revenue	1,510.2	1,227.3	827.0
Total revenues	3,679.4	3,231.7	2,586.0
Direct expenses:
Purchased transportation expense	1,286.7	1,185.1	1,079.5
Cost of homes sold	1,515.0	1,232.3	830.8
Other direct expense	501.2	445.5	350.5
Total direct expenses	3,302.9	2,862.9	2,260.8
Gross margin	376.5	368.8	325.2
Operating expenses:
General and administrative expense	423.8	310.4	245.3
Impairments	53.5	—	—
Restructuring expense	10.0	2.8	—
Intangibles amortization	11.6	6.2	4.2
Operating income (loss) from continuing operations	(122.4)	49.4	75.7
Interest expense, net	36.6	19.6	41.8
Debt extinguishment expense	—	1.8	37.6
Other expense (income), net	0.3	(0.6)	0.2
Income (loss) from continuing operations before income taxes	(159.3)	28.6	(3.9)
Income tax expense (benefit)*	97.6	2.7	(3.5)
Income (loss) from continuing operations	(256.9)	25.9	(0.4)
Income (loss) from discontinued operations, net of income tax (benefit) expense of $71.7, $(16.9) and $8.9, respectively*	(15.7)	(94.6)	13.9
Net income (loss)	$(272.6)	$(68.7)	$13.5
Basic income (loss) per share:
Income (loss) from continuing operations	$(3.48)	$0.36	$(0.01)
Income (loss) from discontinued operations	(0.21)	(1.31)	0.24
Net income (loss)	(3.69)	(0.95)	0.23
Diluted income (loss) per share:
Income (loss) from continuing operations	$(3.48)	$0.35	$(0.01)
Income (loss) from discontinued operations	(0.21)	(1.27)	0.24
Net income (loss)	(3.69)	(0.92)	0.23

* In the third quarter of 2005, the Company established a U.S. deferred tax valuation allowance of $118.5 for continuing operations and $17.3 for discontinued operations.

SIRVA, INC.

Consolidated Balance Sheets

(Unaudited)

(In millions, except share amounts)	At December 31,
		Restated
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$30.5	$72.1
Short-term investments	40.2	161.6
Accounts and notes receivable, net of allowance for doubtful accounts of $18.5 and $24.8, respectively	347.1	451.6
Mortgages held for resale	84.7	79.1
Relocation properties held for resale	119.3	90.1
Deferred income taxes	1.2	35.5
Assets held for sale	0.4	13.1
Other current assets	34.2	41.8
Total current assets	657.6	944.9
Property and equipment, net	114.1	163.2
Goodwill	329.7	396.9
Intangible assets, net	217.2	264.2
Assets held for sale	—	16.6
Other long-term assets	22.9	37.4
Total long-term assets	683.9	878.3
Total assets	$1,341.5	$1,823.2
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$125.2	$129.9
Accounts payable	190.9	191.0
Accrued purchased transportation expense	74.4	76.7
Insurance loss and cargo claims reserves	25.9	82.2
Unearned premiums and other deferred credits	57.2	88.6
Accrued income taxes	63.0	38.2
Liabilities associated with assets held for sale	—	11.3
Other current liabilities	133.0	114.6
Total current liabilities	669.6	732.5
Long-term debt	422.3	532.4
Capital lease obligations	12.4	19.1
Insurance loss and cargo claims reserves	2.6	44.0
Deferred income taxes	49.1	3.5
Liabilities associated with assets held for sale	—	5.2
Other long-term liabilities	99.3	83.3
Total long-term liabilities	585.7	687.5
Total liabilities	1,255.3	1,420.0
Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 76,537,345 issued and 73,943,366 outstanding at December 31, 2005, and 76,264,696 issued and 73,670,717 outstanding at December 31, 2004	0.8	0.8
Additional paid-in-capital	487.3	485.1
Accumulated other comprehensive (loss) income	(31.4)	15.2
Accumulated deficit	(360.4)	(87.8)
Total paid-in-capital and accumulated deficit	96.3	413.3
Less cost of treasury stock, 2,593,979 shares at December 31, 2005 and 2004	(10.1)	(10.1)
Total stockholders’ equity	86.2	403.2
Total liabilities and stockholders’ equity	$1,341.5	$1,823.2

SIRVA, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(In millions)	For the Years Ended December 31,
		Restated	Restated
	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$(272.6)	$(68.7)	$13.5
Adjustments to reconcile net income (loss) to net cash (used for) provided by operating activities:
Depreciation and amortization	51.2	55.8	55.2
Write-off of deferred debt issuance costs	1.7	1.0	12.6
Loss on bond extinguishment	—	0.8	25.0
Deferred income taxes	74.5	(24.6)	4.4
Impairment of goodwill and other assets	82.4	87.2	―
Gain on sale of assets, net	(58.0)	(7.6)	(2.5)
Change in operating assets and liabilities:
Accounts and notes receivable	(18.1)	146.9	(22.5)
Originations of mortgages held for resale	(1,339.3)	(1,035.1)	(836.6)
Sales of mortgages held for resale	1,333.6	1,014.0	821.3
Accounts payable	(6.5)	11.1	4.3
Relocation properties related assets and liabilities	1.6	(58.7)	(27.0)
Insurance reserves - current	73.8	17.1	0.5
Other current assets and liabilities	43.3	(19.1)	32.9
Other long-term assets and liabilities	26.4	39.2	(1.5)
Net cash (used for) provided by operating activities	(6.0)	159.3	79.6

Cash flows from investing activities:
Capital expenditures	(27.4)	(35.4)	(28.6)
Proceeds from sale of property and equipment	3.6	14.3	6.5
Purchases of investments	(76.1)	(121.0)	(120.6)
Proceeds from sale or maturity of investments	65.4	97.7	99.0
Acquisitions, net of cash acquired	(1.1)	(105.0)	(33.0)
Dispositions, net of cash sold	112.6	―	―
Other investing activities	(0.7)	(1.5)	(2.4)
Net cash provided by (used for) investing activities	76.3	(150.9)	(79.1)

Cash flows from financing activities:
Borrowings on short-term and long-term debt	1,536.4	826.1	889.9
Repayments on short-term and long-term debt	(1,641.6)	(866.7)	(1,065.6)
Borrowings on mortgage and relocation facilities	1,351.7	1,070.3	887.8
Repayments on mortgage and relocation facilities	(1,354.1)	(1,046.8)	(853.0)
Repayments on capital lease obligations	(4.6)	(4.5)	(6.0)
Proceeds from issuance of common stock	1.3	―	250.6
Redemption of junior preferred obligation	—	―	(32.6)
Call premium on bond extinguishment	—	(0.8)	(25.0)
Proceeds from exercises of warrants	—	35.0	―
Payment of initial public offering costs	—	(2.4)	(20.6)
Other financing activities	(0.4)	(4.5)	(13.0)
Net cash (used for) provided by financing activities	(111.3)	5.7	12.5
Effect of exchange rate changes on cash and cash equivalents	(2.1)	(0.7)	3.1
Net (decrease) increase in cash and cash equivalents	(43.1)	13.4	16.1
Cash included in assets held for sale	1.5	(1.5)	―
Cash and cash equivalents at beginning of period	72.1	60.2	44.1
Cash and cash equivalents at end of period	$30.5	$72.1	$60.2

SIRVA, INC.

Supplemental Reconciliations

(Unaudited)

(In millions)	For the Years Ended December 31,
	2005	Restated 2004

Operating Income (Loss) to Pro Forma Operating Income (Loss)

Operating income (loss) from continuing operations — as reported	$(122.4)	$49.4

Independent and internal reviews expense	61.1	0.1
Continental Europe restructuring and impairment charges	63.5	2.8

Operating income (loss) from continuing operations — pro forma	$2.2	$52.3

Income (Loss) from Continuing Operations Before Income Taxes to EBITDA from Continuing Operations

Income (loss) from continuing operations before income taxes — as reported	$(159.3)	$28.6

Interest expense, net	33.1	18.0
Depreciation and amortization	46.3	43.7

EBITDA from continuing operations	$(79.9)	$90.3

Note: Amortization of debt issuance costs of $3.5 and $1.6 for the years ended December 31, 2005 and 2004, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

EBITDA to Pro Forma EBITDA

EBITDA from continuing operations	$(79.9)	$90.3

Independent and internal reviews expense	61.1	0.1
Continental Europe restructuring and impairment charges	63.5	2.8

EBITDA from continuing operations — pro forma	$44.7	$93.2